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                                   EXHIBIT 16

July 7, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington DC  20549

Dear Sirs/Madams:

We have read Item 4 of Generex Biotechnology Corporation's Form 8-K dated July 1, 2003, and we agree with the statements made therein.

Yours truly,




Chartered Accountants